UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 18, 2021

Palantir Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39540	68-0551851
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1555 Blake Street, Suite 250

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(720) 358-3679

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	PLTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of New Director

On January 18, 2021, the Board of Directors (the “Board”) of Palantir Technologies Inc. (the “Company”) elected Lauren Friedman Stat to serve on the Company’s Board, effective as of January 18, 2021. Ms. Stat will also serve on the Audit Committee of the Board (the “Audit Committee”).

In accordance with the Company’s Outside Director Compensation Policy (the “Policy”), a copy of which is filed as Exhibit 10.8 to Amendment No. 3 to the Company’s Registration Statement on Form S-1, Ms. Stat is eligible to participate in the Company’s standard compensation arrangements for Non-Founder Outside Directors (as defined in the Policy). Under the terms of such arrangements, Ms. Stat is eligible to receive an annual cash retainer of $40,000 for her service on the Board, an annual cash retainer of $12,500 for her service on the Audit Committee and certain equity grants as specified in the Policy. Pursuant to the Policy, Ms. Stat automatically received an initial equity award of 15,026 restricted stock units, which will be scheduled to vest over three years.

The Company will enter into its standard form of indemnification agreement with Ms. Stat, the form of which is filed as Exhibit 10.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1. Ms. Stat has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Ms. Stat and any other persons pursuant to which Ms. Stat was appointed a director of the Company.

A copy of the press release issued by the Company on January 21, 2021 announcing Ms. Stat’s appointment to the Board is attached hereto as Exhibit 99.1.

(e)	Amendments to Certain of Alexander Karp’s Equity Awards

On January 20, 2021, the Compensation, Nominating & Governance committee of the Board (the “CNG Committee”) approved an amendment (the “Amendment”) to the vesting acceleration provisions of those stock option and restricted stock unit (“RSU”) awards covering shares of Class B common stock previously granted to Alexander Karp, the Company’s Chief Executive Officer, on August 6, 2020 under the Company’s 2020 Executive Equity Incentive Plan (the “Executive Equity Plan”), a copy of which is filed as Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-1, and the Company’s Amended 2010 Equity Incentive Plan (the “2010 Plan”), a copy of which is filed as Exhibit 10.4 to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as follows (collectively, the “Karp Awards”): a stock option awarded under the Executive Equity Plan to purchase 141,000,000 shares; an award of 3,900,000 RSUs awarded under the Executive Equity Plan; and an award of 35,100,000 RSUs awarded under the 2010 Plan.

Prior to the Amendment, each Karp Award provided that, if the Company experienced a Change in Control (as defined in the Executive Equity Plan with respect to the Karp Awards granted thereunder, and as defined in the RSU award agreement with respect to the Karp Award granted under the 2010 Plan), and Mr. Karp remained a Service Provider (as defined in the applicable equity plan under which the award was granted) through immediately prior to such Change in Control, 20% of the shares subject to the applicable Karp Award would accelerate and fully vest immediately prior to such Change in Control.

Following the Amendment, each Karp Award now provides that, if the Company experiences a Change in Control, and Mr. Karp remains a Service Provider through immediately prior to such Change in Control, a number of shares subject to the applicable Karp Award will accelerate and fully vest immediately prior to such Change in Control equal to the greater of (i) 20% of the shares subject to the applicable Karp Award or (ii) 50% of the then-unvested shares subject to the applicable Karp Award as of immediately prior to the application of such acceleration.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release of Palantir Technologies Inc. dated January 21, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021	Palantir Technologies Inc.

	By:	/s/ Alexander C. Karp
Alexander C. Karp
Chief Executive Officer